PURCHASE AGREEMENT

                                  by and among

                            MICRO-INTEGRATION CORP.,

                          MICRO-INTEGRATION CORP. PLC,


                                       and

                                  GABOR WEINER

                                  and his wife

                                 BRENDA BROOKE.







                              Dated: March 31, 1997

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT ("Agreement") is entered into on this __ day of ________________, 199__, by and among MICRO-INTEGRATION CORP., a Delaware corporation ("MI"), Micro-integration Corp. PLC, an English Public Limited Company ("MI PLC") Mr. Gabor Weiner, an individual residing at 26 Chaussee de Lasne, 1330 Rixensart, Belgium ("Weiner"), and Weiner's wife, Brenda Brooke ("Brooke") an individual residing at the same address.

                                    RECITALS

     WHEREAS, MI owns all the shares of common stock of MI PLC (the "PLC Common Stock") and the PLC Common Stock held by MI on the Closing Date will constitute all of the issued and outstanding shares of capital stock of MI PLC; and

     WHEREAS, MI desires to sell, and Weiner desires to purchase, the majority of the PLC Common Stock in consideration for the payment to be made and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, MI PLC owes MI debts for product and royalties and MI and MI PLC wish to restructure the debt; and

     WHEREAS, MI and MI PLC have an OEM Agreement (the "OEM Agreement") dated September 24, 1991 and MI and MI PLC wish to amend certain terms of that agreement, including the terms of the royalties payable under the OEM Agreement; and

     WHEREAS, MI and the PLC wish to agree on terms for a revolving credit line under which MI PLC may purchase MI products from MI.

     NOW THEREFORE, in consideration of the premises set forth in this Agreement and subject to the terms and conditions stated herein, MI, MI PLC, Weiner and Brooke hereby agree as follows:

                                       1

                                  DEFINITIONS


     1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

                                     Page 2


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     "Business Know-how" shall mean trade and business secrets, know-how, data, designs, processes, production methods, specifications, technology, information, drawings, manuals, reports, recorded knowledge, performance and other standards, catalogues, confidential and proprietary information and other proprietary and intellectual property rights.

     "Lien" shall mean any lien, security interest, claim, pledge, restriction or encumbrance of any kind, including but not limited to any of the foregoing arising through or as a result of options, mortgages, indentures, security agreements or other agreements, arrangements, contracts, understandings, commitments or obligations of any kind, whether written or oral and whether or not relating in any way to credit or to the borrowing of money, and "Liens" shall refer to all of the foregoing collectively.

     "Person" shall mean any individual, firm, corporation, or other entity, and shall include any successor (by merger or otherwise) of such entity.

     1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                       2

                    SALE AND PURCHASE OF MI PLC COMMON STOCK

     2.1 Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, MI hereby agrees to sell, convey, transfer, assign and deliver to Weiner at the Closing, and Weiner hereby agrees to purchase from MI, eighty percent (80%) of MI's PLC Common Stock.

     2.2 Purchase Price. As consideration for the transfer of the PLC Common Stock to Weiner, Weiner agrees to transfer to MI at the Closing 20,000 (twenty-thousand) shares of MI common stock, par value $0.01 per share ("MI Common Stock"). For the purposes of this Agreement, the total value of the MI Common Stock (the "Stock Value") will be the product of multiplying the number of shares transferred (20,000) times the average closing price of the MI Common Stock on the NASDAQ stock market the last three trading days prior to the Closing Date.

     2.3 Accounting Treatment. The parties intend that the transaction proposed herein shall be treated as a purchase for accounting purposes.

                                        3


                       RESTRUCTURE OF DEBT -- CREDIT LINE

                                     Page 3

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     3.1 Exchange of Debt for Notes. On the Closing Date, MI and MI PLC will restructure the entire amount of inter-company debt owed MI by MI PLC (the "Inter-Company Debt) into a Seventy Thousand dollar ($70,000.00) note (the "Short Term Note"), in the form attached hereto as Exhibit A, and a Five-year, Three-Hundred Fity-six Thousand Dollar ($356,000.00) note (the "Five-year Note"), in the form attached hereto as Exhibit B (collectively, the "Notes"), along with a Collateral Agreement in the form attached hereto as Exhibit C.

     3.2 Personal Guarantees. Weiner and Brooke will personally guarantee payment of the principal amount of the Short Term Note and the first One-Hundred Twenty Thousand dollars ($120,000.00) in principal and interest payments of the Five Year Note, in the form attached hereto as Exhibit D.

     3.3 Credit Line. At the Closing, MI will grant the PLC a sixty (60) -day, Seventy-five Thousand dollar ($75,000.00) commercial line of credit, according to the terms attached hereto as Exhibit E.

     3.4 Guarantee Releases. Within thirty (30) days of the Closing, Weiner and MI PLC will jointly and severally release MI from all financial guarantees and obligations of any kind related to the PLC, except for the indemnity obligations of Section 11 of this Agreement.

                                       4

                                     CLOSING

     4.1 Closing of Transaction. Subject to the conditions set forth herein, the purchase and sale of the PLC Common Stock (the "Closing") shall occur on March 31, 1997 or on such other date as mutually agreed by the parties in writing. The actual date of the Closing shall be referred to as the Closing Date.

     4.2 Closing Delivereies. At the Closing: Closing Deliveries

     (a)  MI shall deliver to Weiner:

          (i) certificates representing eighty percent (80%) of the PLC Common Stock, endorsed to Weiner, which shall transfer to Weiner good title to the PLC Common Stock, free and clear of all Liens and encumbrances; and

          (ii) such other documents including officers' certificates and opinions of counsel as may be required by this Agreement or reasonably requested by Weiner.

     (b)  Weiner shall deliver to MI:

          (i) certificates representing the MI Common Stock which shall transfer to MI good title to the MI Common Stock, free and clear of all encumbrances; and

          (ii) the Notes; and

          (iii) the personal guarantees of the Notes by Weiner and Brooke in such form as is satisfactory to MI; and

          (iv) such other documents including officers' certificates and opinions of counsel as may be required by this Agreement or reasonably requested by MI.

     4.3 Further Assurance. Weiner, Brooke, MI PLC and MI at any time after the Closing shall execute, acknowledge and deliver any other assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by any party and will take any other action consistent with the terms of this Agreement that may reasonably be requested by any party for the purpose of accomplishing the Agreement set forth herein.

                                       5

               REPRESENTATIONS AND WARRANTIES OF WEINER AND BROOKE

     Weiner and Brooke jointly and severally hereby represent and warrant to MI, as follows:

     5.1 Title. Weiner is the sole record and beneficial owner of, and owns and holds, and will own and hold on the Closing Date, good and valid title to, the MI Common Stock being transferred by Weiner, free and clear of any Liens. There are no existing agreements, options, warrants, rights, calls or commitments of any character to which Weiner is a party or by which Weiner is bound providing for the purchase, repurchase or redemption of, or granting a right of first refusal in, or in any way relating to, the shares of the MI capital stock being transferred by Weiner and none will exist on the Closing Date.

     5.2 TAX TREATMENT. WEINER REPRESENTS THAT WEINER HAS CONSULTED ANY TAX CONSULTANT(S) WHICH WEINER DEEMS ADVISABLE IN CONNECTION WITH THE EXCHANGE OF COMMON STOCK FOR COMMON STOCK PROVIDED FOR HEREIN, AND THAT IT IS NOT RELYING ON MI, OR ANY AGENT OF MI, IN ANY WAY IN THIS REGARD.

     5.3 Power, Authorization and Validity. Weiner has, and will have on the Closing Date, all requisite power and authority to enter into and perform his obligations under this Agreement. All action on the part of Weiner necessary for the authorization, execution, delivery and performance of all obligations of Weiner under this Agreement and for the delivery of the MI Common Stock being exchanged hereunder, has been taken. This Agreement, when executed and delivered by Weiner, will constitute the valid and legally binding obligations of Weiner, enforceable in accordance with their terms.

     5.4 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or agency, or any other person, is required on the part of Weiner in connection with the valid execution and delivery of this Agreement or the offer and exchange of the MI Common Stock by Weiner.

     5.5 No Brokers. Weiner is not aware of any legally binding obligation for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, or in connection with any transaction contemplated hereby.

     5.6 Information. Weiner and Brooke believe they have received all the information they consider necessary or appropriate for deciding whether to engage in the transaction contemplated herein. Weiner has had an opportunity, subject to reasonable confidentiality restrictions, to ask questions and receive answers from MI and MI PLC regarding the terms and conditions of the transaction contemplated herein and the business, properties, prospects and financial conditions of MI and MI PLC and to obtain additional information necessary to verify the accuracy of any information furnished to him or to which he had access.

     5.7 No Violation of Existing Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, including, without limitation, the transfer of the MI Common Stock, will conflict with, or result in the breach or termination of any provision of any instrument or contract to which Weiner or Brooke is a party or by which Weiner or Brooke are bound, or any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Weiner or Brooke or their assets or properties.

     5.8 Litigation. There is no litigation, proceeding or investigation pending or to the best of Weiner's knowledge, threatened, relating to Weiner which questions the validity of this Agreement or any action taken or to be taken in connection herewith or seeks to prohibit or render illegal the transactions contemplated by this Agreement.

     5.9 No Material Misstatements. No representation or warranty by Weiner made in this Agreement contains any untrue statement, or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, misleading.


                                        6

                      REPRESENTATIONS AND WARRANTIES OF MI

MI hereby represents and warrants to Weiner as follows:

     6.1 Capitalization. On the Closing Date, all outstanding shares of capital stock of MI PLC will be held by MI. All of the issued and outstanding shares of capital stock of MI PLC have been, and, on the Closing Date will be, duly authorized, validly issued and are, and, on the Closing Date will be, fully paid and non-assessable, with no preemptive rights. There are, and on the Closing Date there will be, no existing agreements, options, warrants, rights, calls or commitments of any character to which MI PLC is a party or by which MI PLC is bound providing for the issuance of any additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of MI PLC's capital stock and there are, and on the Closing Date there will be, no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

     6.2 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or agency, or any other Person, is required on the part of MI PLC in connection with the valid execution and delivery of this Agreement or the offer and exchange of the PLC Common Stock by MI, except such filings and approvals as may be required to comply with federal and state securities laws.

     6.3 Organizations and Good Standing. MI PLC is duly organized, validly existing and in good standing under the laws of the United Kingdom and has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.4 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, including, without limitation, the transfer of the PLC Common Stock, will conflict with, or result in the breach or termination of any provision of the Certificate of Incorporation or Bylaws of MI, as currently in effect, or in any material respect, any instrument or contract to which MI is a party or by which MI is bound, or any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to MI or its assets or properties.

     6.5 Valid Transfer. Upon the delivery to Weiner of certificates for eighty percent (80%) of MI's PLC Common Stock, together with appropriate transfer powers, Weiner shall own all right, title and interest in such eighty percent (80%) of the PLC Common Stock, free and clear of any Liens.

     6.6 Litigation. There is no litigation, proceeding or investigation pending or to the best of MI's knowledge, threatened, relating to MI or MI PLC which questions the validity of this Agreement or any action taken or to be taken in connection herewith or seeks to prohibit or render illegal the transactions contemplated by this Agreement.

     6.7 No Material Misstatements. No representation or warranty by MI PLC or MI made in this Agreement contains any untrue statement, or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they are made, misleading.

                                       7

                              PRE-CLOSING COVENANTS

     7.1 MI and MI PLC. During the period from the date of this Agreement until the Closing Date or such other date as specified herein, MI and MI PLC covenant and agree as follows:

     (a) Advice of Changes. MI and MI PLC will promptly advise Weiner in writing if it becomes aware of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of MI or MI PLC contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     (b) Maintenance of Business. MI will use its best efforts to cause MI PLC, and MI PLC shall, carry on and preserve its business and its relationships with licensors, suppliers, customers, employees and others in substantially the same manner as it has prior to the date hereof. If MI or MI PLC becomes aware of a deterioration in the relationship with any material licensor, material supplier, customer or key employee of MI PLC, it will promptly bring such information to the attention of Weiner in writing and, if requested by Weiner, will exert its best efforts to cause MI PLC to, in the case of MI, and will, in the case of MI PLC, restore the relationship.

     (c) Regulatory Approvals. MI and MI PLC will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Weiner may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. MI and MI PLC will use their commercially reasonable best efforts to obtain all such authorizations, approvals and consents. MI and MI PLC will notify Weiner in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or MI PLC, or known by it to be threatened against it or MI PLC, related in any way to MI PLC or this Agreement.

     (d) Necessary Consents. MI and MI PLC will use their commercially reasonable best efforts to obtain such written consents and take such other actions by the Closing Date as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

     (e) Satisfaction of Conditions Precedent. MI and MI PLC will use their commercially reasonable best efforts to satisfy or cause to be satisfied each of the conditions precedent set forth in Article 8 on or before the date such condition is required to be satisfied, to cause the transactions contemplated by this Agreement to be consummated, and, without limiting


                                     Page 8
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the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     (f) Cooperation With Due Diligence. Subject to reasonable confidentiality restrictions and subject to the proviso that in no event shall Weiner be provided access to any proprietary information provided to MI PLC by any third party, MI PLC and MI will use their best efforts to cause MI PLC to, and MI PLC will, cooperate with all reasonable due diligence requests made by Weiner or his counsel.

     (g) Expenses Relating to Transfer. MI shall pay any and all taxes, charges, levies or other costs assessed on the exchange of the MI PLC Common Stock for the MI Common Stock.

     7.2 Weiner Covenants. During the period from the date of this Agreement until the Closing or such other date as specified herein, Weiner covenants and agrees as follows:

     (a) Advice of Changes. Weiner will promptly advise MI in writing if it becomes aware of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Weiner, MI, or MI PLC contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     (b) Necessary Consents. Weiner will use his commercially reasonable best efforts to obtain such written consents and take such other actions by the Closing Date as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

     (c) Satisfaction of Conditions Precedent. Weiner will use his commercially reasonable best efforts to satisfy or cause to be satisfied each of the conditions precedent set forth in Article 9 on or before the date such condition is required to be satisfied, to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                                       8

                     CONDITIONS TO THE OBLIGATIONS OF WEINER

     WEINER's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date or such other date as specified herein, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by WEINER):

     8.1 Representations and Warranties. The representations and warranties of MI set forth in Article 6 shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

     8.2 Due Diligence. Weiner does not reasonably and in good faith conclude, based on due diligence and after having presented his findings to MI in writing and having given MI a reasonable opportunity to respond thereto, that the business, financial condition and prospects of MI PLC are materially different and adverse than has been represented to Weiner by MI and MI PLC.

     8.3 Covenants. MI shall have performed and complied in all material respects with all of its covenants contained in Section 7.1 on or before the date specified therein.

     8.4 Stock Certificates. MI shall deliver stock certificates for eighty percent of the PLC Common Stock.

     8.5 Compliance with Law. At the time of the Closing, there shall be no order, decree or ruling by any court or governmental agency which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.6 No Litigation. There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement, and in which, in the good faith judgment of Weiner (relying on the advice of legal counsel) such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a material adverse effect upon Weiner.

     8.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Weiner under this Agreement shall be satisfactory in all reasonable respects to Weiner and his counsel.

     8.8 Closing Certificates. Weiner shall have received a certificate of a responsible official of MI, dated the Closing, certifying as to the fulfillment of the conditions specified in Section 8.1.

                                       9

                      CONDITIONS TO THE OBLIGATIONS OF MI

     The obligations of MI hereunder are subject to the fulfillment or satisfaction on, and as of the Closing Date or such other date as specified herein, of each of the following conditions (any one or more of which may be waived by MI, but only in a writing signed by MI):

     9.1 Representations and Warranties. The representations and warranties of Weiner shall be true and accurate in every material respect on and as of the Closing Date, with the same force and effect as if they had been made on such date.

     9.2 Covenants. Weiner shall have performed and complied in all material respects with all of its covenants contained in Section 7.2 hereof on or before the date specified therein.

     9.3 Compliance with Law. At the time of the Closing, there shall be no order, decree or ruling by any court or governmental agency which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4 No Litigation. There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement, and in which, in the good faith judgment of the Board of Directors of MI (relying on the advice of its legal counsel), such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a material adverse effect upon MI.

     9.5 Stock Certificates. Weiner shall deliver stock certificates for the MI Common Stock.

     9.6 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to MI under this Agreement shall be satisfactory in all reasonable respects to MI and its counsel.

                                       10

                            TERMINATION OF AGREEMENT

     10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

     (i) at the election of MI, if any one or more of the conditions to the obligation of MI to close set forth in Article 9 hereof has not been fulfilled or waived as of the time of Closing;

     (ii) at the election of Weiner, if any one or more of the conditions to its obligations to Close set forth in Article 8 hereof has not been fulfilled or waived as of the time of Closing; and

     (iii) at the election of MI or Weiner, if any action, suit or proceedings shall have been instituted and be continuing by any governmental or regulatory body with proper authority to restrain, modify or prohibit the carrying out of the transactions contemplated hereby.

     In the event that MI or Weiner, as the case may be, elect to terminate this Agreement pursuant to this Section 10.1, the terminating party shall deliver a notice to the other parties to this Agreement declaring its election to so terminate this Agreement in accordance with the provisions of Section 10.1, as the case may be, and setting forth therein the basis for such termination. If this Agreement is so terminated, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

     10.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect. None of the parties hereto shall have any liability in respect to a termination of this Agreement, except to the extent that failure to satisfy the conditions of Articles 8 and 9 results from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                                       11

                                 INDEMNIFICATION

     11.1 Indemnification by MI. MI hereby agrees to indemnify and hold harmless Weiner from and against one-half (50%) of each and every demand, claim, loss (which shall include any diminution in value), Lien, liability, judgment, damage or other obligation whatsoever, together with costs and expenses (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by Weiner, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty in any respect, whether or not Weiner relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of MI PLC or MI under this Agreement, any Schedule or Exhibit hereto, or any agreement, certificate or other document delivered or to be delivered pursuant hereto and
(b) all claims by third parties, including but not limited to business tort claims, breach of contract claims and claims for malicious or intentional misconduct, fraud, personal injury, property damage and worker's compensation, arising out of the conduct of the business of MI PLC prior to the Closing Date. MI hereby agrees to pay Weiner, in January, 1998 three-quarters (75%) of any losses due to uncollectable receivable accounts which accounts are on MI PLC's books as collectable as of the Closing Date and are not collected by December 31, 1997.

     11.2 Indemnification by Weiner. Weiner agrees to indemnify and hold MI harmless from and against any and all Losses imposed on or incurred by MI, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty in any respect, whether or not MI relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of Weiner under this Agreement, any Schedule or Exhibit hereto, or any agreement, certificate or other document delivered or to be delivered pursuant hereto. Weiner hereby agrees to pay to MI three-quarters (75%) of any amounts collected from accounts that are listed on MI PLC's books as uncollectable as of the Closing Date. Weiner hereby agrees to reimburse MI on a pro rata basis for MI's payment of losses due to accounts not collected as of December 31, 1997 per Section 11.1 above, if such accounts are subsequently partly or fully collected..

     11.3 Limitation on MI Liability. Notwithstanding any other provision of this Agreement (including, but not limited to, this Article 11):

     (a) MI shall not have any liability or obligation to pay any Losses to Weiner under or arising out of this Agreement (including, but not limited to, this Article 11, but excluding losses for uncollectable accounts) unless and until the aggregate amount of all Losses of Weiner (the "Aggregate Losses") asserted against, suffered or incurred by, or imposed on Weiner exceeds the sum of Ten Thousand dollars ($10,000) (the "Indemnity Floor"). At such time as the Aggregate Losses exceed the Indemnity Floor, MI (if and to the extent provided in Section 11.1 above) shall thereafter be obligated to pay Weiner for all such Losses; provided, however, that MI shall not be obligated or liable to pay Weiner any Losses if they involve individual claims for Losses of less than Two Thousand Dollars ($2,000.00) (provided that a series of claims for Losses of substantially similar nature and/or arising out of or otherwise related to the same factual context shall be aggregated and treated as a single claim for Losses for purposes of this limitation).

     (b) MI shall have no liability or obligation to pay any Losses to Weiner under or arising out of this Agreement (including, but not limited to, this Article 11) which, when aggregated with all Losses for which MI is then or was previously liable or obligated to pay to Weiner under or arising out of this Agreement (including, but not limited to, this Article 11), are in excess of MI's Maximum Liability Amount. For purposes of this Agreement, MI's "Maximum Liability Amount" shall be equal to the total of the principal amounts of the Notes plus the Stock Value.

     11.4 Notice of Claim. Each indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit upon which such indemnified party intends to base a claim for indemnification ("Claim") under this Article 11. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim. With respect to any Claim relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the indemnified party or of any of its direct or indirect subsidiaries would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

                                  MISCELLANEOUS

     12.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or sent by delivery service.. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or when actually received if sent by mail or delivery service.

          (i)  If to MI to:

               Micro-Integration Corp.
               One Science Park
               Frostburg, MD 21530
               Attention: John A. Parsons
               Telecopier: 301-689-0875

          (ii) If to MI PLC to:

               Micro-Integration Corp. PLC
               Unit G9
               Business and Innovation Centre
               Aston Science Park
               Love Lane
               Birmingham B7 4BJ
               United Kingdom
               Telecopier 44-121-359-3483

          (iii) If to Weiner or Brooke:

               Mr. Gabor Weiner
               Ms. Brenda Brooke
               26 Chaussee de Lasne
               1330 Rixensart
               Belgium
               Telecopier 32-2-652-0878

Any party may by notice given in accordance with this Section 12.1 to the other parties designate another address or person for receipt of notices hereunder.

     12.2 Expenses. Expenses of this transaction, including, without limitation, legal, accounting and investment banking fees ("Transaction Expenses") incurred by MI and by MI

PLC will be paid by MI and MI PLC. Transaction Expenses incurred by Weiner and Brooke will be paid by Weiner. Notwithstanding the foregoing, in the event the proposed transaction is not consummated for any reason then each party shall bear its own expenses of this proposed transaction.

     12.3 Board of Directors. So long as MI owns shares of MI PLC, the Board of Directors of MI PLC will consist of Weiner and up to two directors appointed by Weiner, and one Director appointed by MI. John Parsons will be the Director from MI until Weiner and MI PLC are otherwise notified in writing. All Directors will serve in that capacity without compensation, and MI PLC will pay reasonable travel and living expenses incurred in attending Director's meetings.

     12.4 Entire Agreement. This Agreement and the OEM Agreement contain the entire agreement among the parties and supersedes all prior agreements written or oral betwen MI Corp. and MI PLC.

     12.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Maryland applicable to agreements made and to be performed entirely within such State. Any action brought by either party regarding the terms of this agreement or the transaction herein contemplated shall be brought under a court of competent jurisdiction within the State of Maryland. Any judgments or orders made by such Maryland court may be enforced worldwide, in accordance with the laws of other jurisdictions

     12.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other party hereto, which shall not be unreasonably withheld. Any such assignment or attempted assignment shall be void.

     12.8 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any third party any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instruments. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     12.10 Exhibits. The Exhibits are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, paragraphs, and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     12.11 Headings. The headings in the Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     12.12 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between MI and Weiner, unless such notices or other publicity is mandated by law.

     12.13 Severability. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and enforceable.

     12.14 Time of Essence. Time is of the essence for each and every provision of this Agreement.

     12.15 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     12.16 Confidentiality. MI, Weiner, and MI PLC recognize that they have received and will receive confidential information concerning the others during the course of the negotiations and preparations relating to the exchange contemplated herein. Accordingly, MI, Weiner and MI PLC severally agree (i) to use their respective best efforts to prevent the unauthorized disclosure of any confidential information concerning any of the others that was or is disclosed during the course of such negotiations and preparations and (ii) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the exchange contemplated herein and related transactions. The obligations of this Section 12.16 will not apply to information that (a) is or becomes part of the public domain without breach of this Section 12.16, (b) is disclosed by the disclosing party to third parties without restrictions on disclosure, (c) is received by the receiving party from a third party without breach of a nondisclosure obligation of the third party or (d) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

     IN WITNESS WHEREOF, MI, MI PLC, Weiner and Brooke have duly executed and delivered this Agreement as of the date first above written.

MICRO-INTEGRATION CORP.                  Micro-Integration Corp. PLC
a Delaware Corporation                   a United Kingdom Public Limited Company



By                                       By
  ---------------------------              -------------------------------
  John A. Parsons, President               Douglas Ros, Managing Director



Gabor Weiner                               Brenda Brooke


  ---------------------------              -------------------------------

                                    Exhibit A
                                 PROMISSORY NOTE

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned, Micro-Integration Corp. PLC (MI PLC), a United Kingdom Public Limited Company, promises to pay to the order of Micro-Integration Corp. (MI Corp.), a Delaware corporation, the sum of Seventy Thousand Dollars ($70,000). The principal amount shall not bear interest.

Payment. MI PLC agrees to pay MI Corp., within 15 days of closing, sixty percent (60%) of the cash on deposit in excess of Fifty-Thousand dollars ($50,000) in MI PLC's bank accounts as of the date of this Note. MI PLC further agrees to pay MI Corp. one-third of collections of receivables on the books of MI PLC as of the date of this Note, until the entire principal amount is paid.

Prepayment. MI PLC may prepay this loan in whole or in part at any time without penalty.

Security. This loan is secured by a Security Agreement and a Personal Guarantee Agreement of like date.

Default. Any of the following will be a default under this Note:
(1) failure to pay any principal when due, or failure to perform any other obligations hereunder; (2) a default in any of the requirements of MI PLC, or any other person providing security for this loan, under the security provisions of this Note; (3) a default in any other agreement between MI PLC and MI Corp. or any corporate affiliate of MI Corp., whether previously, simultaneously, or hereafter entered into; (4) a material adverse change in the financial condition of MI PLC from that of March 31, 1997, as determined in good faith solely by MI Corp.; (5) bankruptcy, insolvency, reorganization, or receivership proceedings are instituted by or against MI PLC; (6) Any warranty representation, or statement to MI Corp. by or on behalf of MI PLC proving to have been incorrect in any material respect when made or furnished; (7) the occurrence of any event which is, or would be with the passage of time or the giving of notice of both, an uncontested default under any indebtedness of MI PLC to any person other than MI Corp.; (8) any material loss, theft or substantial damage, not fully insured for the benefit of MI Corp., to any of MI PLC's assets, or the transfer or encumbrance of any material part of MI PLC's assets other than for fair consideration; (9) a change of ownership or dissolution, merger, consolidation, liquidation or reorganization of MI PLC; (10) failure of MI PLC to furnish to MI Corp. such financial information as MI Corp. may reasonably require from time to time; or (11) the determination in good faith by MI Corp., in its sole reasonable discretion, that MI PLC's ability to repay this loan is impaired for any reason.

Remedies Upon a default, MI PLC will pay MI Corp. all expenses incurred by MI Corp. in collecting the loan, protecting any collateral, and realizing on the security. Those expenses include reasonable attorney's (and paralegal) fees equal to up to twenty-five percent (25%) of all amounts owing under this Note (including principal, interest (if any), and expenses), but not more than the amount permitted by law. If any default occurs, MI Corp. has the right to declare the entire unpaid balance of principal of this loan, and all accrued but unpaid interest (if any), immediately due and payable without notice or demand. MI PLC agrees than any such default is a default under all other liabilities and obligations of MI PLC to MI Corp., and that MI Corp. has the right to declare immediately due and payable all such other liabilities and obligations. If not then paid, the principal balance, accrued but unpaid interest (if any),and any expenses, will thereafter bear interest at a rate of 18% per annum ( but not more than the maximum rate allowed by the laws which govern this loan). If a judgment is entered against MI PLC for any sum due under this Note, MI PLC will pay MI Corp. upon demand from time to time interest at the stated interest rate on the judgment. Also, if any default occurs, MI Corp. may take any other action, to foreclose on collateral or otherwise, provided in any of the security documents referred to above.

If this Note is not paid when due, MI PLC authorizes any attorney or clerk of any court to appear for it or them (or any one or more of them) in that court (as of any term) at any time there is a default (or any violation of the terms of this Note), and confess judgment against such person or persons without giving prior notice to or serving process on such person or persons, in favor of MI Corp. for such amount as may appear to be unpaid on this Note, including interest, late charges, expenses, and an attorney's fee of up to 25% of such sums (but not to exceed the amount permitted by applicable law), and hereby waives and releases, to the extent not prohibited by the law, all errors and rights of appeal, exemptions and stays of execution upon any real or personal property to which such person or persons might otherwise be entitled, under any present or future law. The authority and power to appear for and enter judgment against MI PLC shall not be exhausted by one or more exercises hereof or by any imperfect exercises hereof, and shall not be extinguished by any judgment entered pursuant thereto. This authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as MI Corp. shall deem necessary or desirable, for all of which this Note shall be sufficient authority.

In witness hereof, our hands and seals this _____ day of ____________, 1997:

Witness or Attest                   Micro-Integration Corp. PLC
                                    Interleuvenlaan 64
                                    3001 Leuven, Belgium

                                    By:
------------------------               ---------------------------------
                                       Gabor Weiner
                                       Managing Director

                                    By:
------------------------               ---------------------------------

                                    Director

                                    Exhibit B
                                 PROMISSORY NOTE


For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned, Micro-Integration Corp. PLC (MI PLC), a United Kingdom Public Limited Company, promises to pay to the order of Micro-Integration Corp. (MI Corp.), a Delaware corporation, the sum of Three-hundred Fifty-six Thousand Dollars ($356,000), together with interest on the unpaid principal of eight percent (8%) per annum.

Payment. MI PLC agrees to pay MI Corp. on the following schedule:

          Until September 30, 1997, no principal or interest payments will be made.

          Beginning September 30, 1997, and for the next seven months, MI PLC will pay MI Corp. Three Thousand Five Hundred dollars ($3,500 per month) in principal and interest, on or before the thirtieth day of the month (seven payments).

          Beginning April 30, 1998, MI PLC will pay MI Corp. Eight Thousand, Eight Hundred dollars ($8,800.00) per month in principal and interest until such time as the principal amount is fully paid.

MI PLC will issue, and provide evidence of, standing orders to their bank or banks to transfer the payments required hereunder when due.

Prepayment. MI PLC may prepay this loan in whole or in part at any time without penalty.

Security. This loan is secured by a Security Agreement and a Personal Guarantee Agreement of like date.

Default.  Any of the following will be a default under this Note:
(1) failure to pay any principal when due, or failure to perform any other obligations hereunder; (2) a default in any of the requirements of MI PLC, or any other person providing security for this loan, under the security provisions of this Note; (3) a default in any other agreement between MI PLC and MI Corp. or any corporate affiliate of MI Corp., whether previously, simultaneously, or hereafter entered into; (4) a material adverse change in the financial condition of MI PLC from that of March 31, 1997, as determined in good faith solely by MI Corp.; (5) bankruptcy, insolvency, reorganization, or receivership proceedings are instituted by or against MI PLC; (6) Any warranty representation, or statement to MI Corp. by or on behalf of MI PLC proving to have been incorrect in any material respect when made or furnished; (7) the occurrence of any event which is, or would be with the passage of time or the giving of notice of both, an uncontested default under any indebtedness of MI PLC to any person other than MI Corp.; (8) any material loss, theft or substantial damage, not fully insured for the benefit of MI

Corp., to any of MI PLC's assets, or the transfer or encumbrance of any material part of MI PLC's assets other than for fair consideration; (9) a change of ownership or dissolution, merger, consolidation, liquidation or reorganization of MI PLC; (10) failure of MI PLC to furnish to MI Corp. such financial information as MI Corp. may reasonably require from time to time; or (11) the determination in good faith by MI Corp., in its sole reasonable discretion, that MI PLC's ability to repay this loan is impaired for any reason.

Remedies Upon a default, MI PLC will pay MI Corp. all expenses incurred by MI Corp. in collecting the loan, protecting any collateral, and realizing on the security. Those expenses include reasonable attorney's (and paralegal) fees equal to up to twenty-five percent (25%) of all amounts owing under this Note (including principal, interest (if any), and expenses), but not more than the amount permitted by law. If any default occurs, MI Corp. has the right to declare the entire unpaid balance of principal of this loan, and all accrued but unpaid interest (if any), immediately due and payable without notice or demand. MI PLC agrees than any such default is a default under all other liabilities and obligations of MI PLC to MI Corp., and that MI Corp. has the right to declare immediately due and payable all such other liabilities and obligations. If not then paid, the principal balance, accrued but unpaid interest (if any),and any expenses, will thereafter bear interest at a rate of 18% per annum ( but not more than the maximum rate allowed by the laws which govern this loan). If a judgment is entered against MI PLC for any sum due under this Note, MI PLC will pay MI Corp. upon demand from time to time interest at the stated interest rate on the judgment. Also, if any default occurs, MI Corp. may take any other action, to foreclose on collateral or otherwise, provided in any of the security documents referred to above.

If this Note is not paid when due, MI PLC authorizes any attorney or clerk of any court to appear for it or them (or any one or more of them) in that court (as of any term) at any time there is a default (or any violation of the terms of this Note), and confess judgment against such person or persons without giving prior notice to or serving process on such person or persons, in favor of MI Corp. for such amount as may appear to be unpaid on this Note, including interest, late charges, expenses, and an attorney's fee of up to 25% of such sums (but not to exceed the amount permitted by applicable law), and hereby waives and releases, to the extent not prohibited by the law, all errors and rights of appeal, exemptions and stays of execution upon any real or personal property to which such person or persons might otherwise be entitled, under any present or future law. The authority and power to appear for and enter judgment against MI PLC shall not be exhausted by one or more exercises hereof or by any imperfect exercises hereof, and shall not be extinguished by any judgment entered pursuant thereto. This authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as MI Corp. shall deem necessary or desirable, for all of which this Note shall be sufficient authority.

In witness hereof, our hands and seals this _____ day of ____________, 1997:




Witness or Attest                           Micro-Integration Corp. PLC
                                            Interleuvenlaan 64
                                            3001 Leuven, Belgium


                                            By:
------------------------------                 --------------------------------
                                               Gabor Weiner
                                               Managing Director



                                            By:
------------------------------                 --------------------------------
                                               Director

                                    Exhibit C
                               Security Agreement


Security. As Security collateral ("Collateral") for all Obligations of MI PLC to MI Corp., MI PLC hereby grants and pledges to MI Corp. a continuing security interest in: (1) all of the now owned and hereafter acquired machinery, equipment, furniture, fixtures (whether or not attached to real property), supplies and other personal property of MI PLC, including any leasehold interests therein and all replacement parts and annexations thereto (herein called "Equipment"); all of MI PLC's now owned and hereafter acquired and/or created accounts, instruments, chattel paper, contracts, contract rights, accounts receivable, tax refunds, notes, notes receivable, drafts, acceptances, documents, general intangibles, and other items (not including wages or salary), including but not limited to proceeds of inventory and returned goods and proceeds from the sale of goods and services (herein called "Accounts"); all of MI PLC's now owned and hereafter acquired inventory, wherever located, including but not limited to all raw materials, parts, containers, work in process, finished goods, wares and merchandise, and goods returned for credit, repossessed, reclaimed or otherwise reacquired by MI PLC and all products and proceeds thereof including but not limited to sales proceeds of any kind (herein called "Inventory"); and all other now owned and hereafter acquired assets of MI PLC, including but not limited to all leases, rents, chattels, leasehold improvements, installment purchase and/or sales contracts, bonds, stocks, certificates, advances, deposits, trademarks, tradenames, licenses, patents and cash values of life insurance, all of which, including the above-described Equipment, Accounts and Inventory, shall herein be called "Assets"; (2) all proceeds (including insurance proceeds) and products of the above-described Assets; (3) any accounts, property, securities or monies of MI PLC which may at any time be assigned or delivered or come into possession of MI Corp., as well as all proceeds and products thereof; and (4) all of the actual books and records pertaining to any of the above-described items of Collateral.

Obligations. The "Obligations" secured by this Agreement are defined to include all of MI PLC's notes, indebtedness, extensions of credit, letters of credit, overdrafts and other obligations, whether direct, indirect (by way of endorsement, guaranty, pledge or otherwise), liquidated, unliquidated, fixed, contingent, or howsoever arising, whether now existing or hereafter incurred to or otherwise acquired by MI Corp. and whether held for MI PLC's account or for another or others. "Obligations" shall also be defined to include all obligations of MI PLC hereunder or under any other agreement with MI Corp. pertaining hereto. The Obligations shall include new and additional credit facilities for MI PLC, whether or not such facilities are presently contemplated.

Further Documents. Upon a default of any obligation of MI PLC to MI Corp., MI PLC will execute and deliver to MI Corp. any instruments or documents and do all things necessary or convenient to carry into effect the provisions of this Agreement and to facilitate collection of any Accounts. MI PLC designates MI Corp. or any of its officers as attorney-in-fact to sign MI PLC's name on any financing statement or continuation statement, and to file the same as may be appropriate, and MI PLC agrees that filed photocopies of financing statements and continuation statements shall be sufficient to perfect MI Corp.'s security interests hereunder. If any other documents are necessary, including but not limited to mortgages, loss payable endorsements for insurance policies, assignments of insurance policies and proceeds or otherwise, MI PLC will execute same. MI PLC further designates MI Corp. or any of its officers as attorney-in-fact to sign MI PLC's name thereon.

Name or Location. MI PLC will immediately advise MI Corp. in writing of the opening of any new place of business or the closing of any of its exiting places of business, and of any change in MI PLC's name or the location of the places where the Collateral, or books or records pertaining to the Collateral, are kept.

Records. MI PLC will maintain such records with respect to Collateral and the conduct and the operation of its business as MI Corp. may request and will furnish MI Corp. all information with respect to the Collateral, Account debtors, and the conduct and operation of its business including, but not limited to, balance sheets, operating statements and other financial information, as MI Corp. may reasonably request.

Inspection. MI Corp. or any of its representatives may from time to time inspect, check, make copies of or extracts from the books, records and files of MI PLC, and inspect any of the Collateral wherever located. MI PLC will make same available at any time for such purposes.

Personalty. The Equipment shall be and shall remain personal property and nothing shall effect the character of the same or cause the same to become realty, or prevent MI Corp. in its option from removing same from premises on which they may become attached, in event of default under any obligation of MI PLC to MI Corp.

Books. If requested, MI PLC will make proper entries in its books, disclosing the assignment of Accounts to MI Corp., and permit MI Corp. to verify Accounts.

Collections. MI Corp. authorizes and permits MI PLC to collect Accounts from debtors. This privilege may be terminated by MI Corp. at any time without notice to MI PLC after default under any obligation of MI PLC to MI Corp., and MI Corp. may notify any debtor or debtors of the assignment of accounts and collect the same. MI PLC will on request of MI Corp. at any time after default under any obligation of MI PLC to MI Corp. notify any or all debtors to make payment of their accounts direct to MI Corp. Upon any default of any obligation of MI PLC to MI Corp., MI PLC will receive all payments on accounts as agent of and for MI Corp. and will, if requested, transmit to MI Corp., on the day of receipt, or at other mutually agreed upon intervals, all original checks, drafts, acceptances, notes and other evidences of payment received in payment of or on account of Accounts, including all cash monies similarly received by MI PLC. For such purpose, MI PLC will, if requested, provide MI Corp. access to any post office boxes or bank accounts in which deposits are received. Further, MI PLC agrees that MI Corp. may pay, for the account of MI PLC, any taxes, levies, or other charges affecting MI PLC's Inventory or Equipment which MI PLC fails to pay, including all other taxes and levies, and any such payment shall constitute a liability of MI PLC.

Sales. So long as MI PLC is not in default in any obligations to MI Corp., Inventory subject to MI Corp.'s continuing security interests may be used by MI PLC in the ordinary course of business, but shall not otherwise be taken or removed from MI PLC's premises.

Further Covenants. Without the prior written consent of MI Corp., MI PLC will not: (1) pledge or grant any security interest in any Collateral to anyone except MI Corp., nor permit any financing statement (except MI Corp.'s financing statement) to be on file in any public office with respect thereto; (2) permit or suffer any lien, levy or other encumbrance to attach to any of the Collateral; (3) make any agreement, compromise, settlement, bulk sale, lease or transfer of assets other than in the normal course of business; (4) create, incur or assume any secured liability for borrowed money, except borrowings from MI Corp.; (5) assume guarantee, endorse or otherwise become liable in connection with the obligations of any person, firm or corporation, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business; (6) enter into any merger or consolidation, or sell or lease substantially all of its assets; or (7) purchase or acquire the obligations or stock of any person, firm or corporation of other enterprise whatsoever, other than the direct obligations of the Untied States or MI Corp.

Costs of Collection. If a default under any obligation of MI PLC to MI Corp. shall occur, MI Corp. shall be entitled to recover from MI PLC attorneys' and paralegal fees equal to up to twenty-five percent (25%) of the unpaid balance of the Obligations at the time of default (but not to exceed the amount permitted by applicable law), plus court cost and other expenses which may be incurred by MI Corp. in the enforcement or attempted enforcement of its rights hereunder, whether against an third party, MI PLC, or guarantors. Expenses recoverable from MI PLC shall include costs of collection including salaries, out-of-pocket travel, living expenses and the hiring of agents, consultants, accountants, or otherwise. All sums of money thus expended and all other monies expended by MI Corp. to protect its interest in the Collateral (including insurance, taxes or repairs) shall be repayable by MI PLC to MI Corp. on demand, such repayment to be secured under this agreement.

Foreclosure. Upon a default under any obligation of MI PLC to MI Corp., in addition to other lawful remedies, MI Corp. at any time then or thereafter, in its discretion, may lawfully enter any of MI PLC's premises or the premises where the Collateral is located with or without judicial process, lawfully remove the Collateral or records thereof to such place as MI Corp. may deem advisable, or require MI PLC to assemble and make any or all such Collateral available at such reasonable place as MI Corp. may direct, and realize upon (by sale or in any other manner) all or any part of the Collateral MI Corp. shall give MI PLC, and other parties entitled to notice, reasonable notice in writing before the sale of the Collateral or any part thereof at public auction or private sale, in one or more sales, at such price or prices, and upon such terms either for cash or credit or future delivery as MI Corp. may elect, and at any such public sale MI Corp. may bid for and become the purchaser of any or all of such Collateral; and/or MI Corp. may foreclose its security interest in the Collateral in any way permitted by law. MI PLC agrees that MI Corp.

may foreclose on and sell the Collateral, and assents to the passing of a decree for the sale of the Collateral upon default. The net proceeds of any such sale or sales and any amounts received in liquidation of the Collateral, less all costs and expenses incurred in connection therewith, including attorney's and paralegal feels of up to twenty-five percent (25%) of the unpaid balance of the Obligations at the time of default (but not to exceed the amount permitted by applicable law) and, at the option of MI Corp., less any prior lien claims, shall be applied against the Obligations of MI PLC in order that MI Corp. in its sole discretion shall decide, and MI PLC or other party entitled thereto shall be entitled to any surplus resulting therefrom. Any actions taken by MI Corp. pursuant hereto shall not affect MI PLC's continuing liability to MI Corp. for any deficiency remaining after any foreclosure.

Redemption. The purchaser at any such sale shall thereafter hold the Collateral absolutely free from any claim or right of whatsoever kind including any equity of redemption of MI PLC, and such demand, notice or right in equity are hereby expressly waived and released by MI PLC.

Action on Accounts. In the event of default under any obligation of MI PLC to MI Corp., MI Corp. is also authorized to grant extension to or adjust claims of, or make compromises, compositions, or settlements with debtors, guarantors or any other parties with respect to Accounts or any securities, guaranties, or insurance applying thereon, without notice to or consent of MI PLC, without affecting MI PLC's obligations thereunder. MI PLC waives notice of acceptance hereof, of non-payment, protest or notice of protest of any Accounts, and all other notices to which MI PLC might otherwise be entitled.

Replevin. MI PLC hereby authorizes and empowers any attorney or clerk of any court of record upon the occurrence of any event of default to appear for and confess judgment against MI PLC (as of any term of court) without prior notice to MI PLC or prior opportunity to be heard in an action for replevin instituted by MI Corp. to obtain possession of any of the Collateral. If a copy of this Agreement, verified by affidavit of MI Corp. or sworn on behalf of MI Corp., is filed in such action, it shall not be necessary to file the original Agreement as a warrant to the attorney or clerk. The authority and power to appear for and enter judgment against MI PLC shall not be exhausted by one or more exercises hereof or by any imperfect exercises hereof, and shall not be extinguished by any judgment entered pursuant thereto; this authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as MI Corp. shall deem necessary or desirable, for all of which this Agreement shall be sufficient authority.

Offset. MI Corp. is further authorized in event of any default by MI PLC in its performance of this Agreement, or any and all other agreements with MI Corp., to charge the sum then due to MI Corp. against any and all monies held by or on deposit with MI Corp. on account of MI PLC or its affiliates, and to offset any amounts against any deposits which MI PLC, or its affiliates, may have with MI Corp. to enforce such other remedies as may be available at law or in equity, without necessity of election.

Alternative Remedies. MI Corp. may enforce its security interest hereunder either alternatively or concurrently with its rights under and all other agreements between it and MI PLC and shall have the full right to realize upon all available Collateral, collecting on the same or instituting proceedings in connection therewith, until MI Corp. receives payment in full of all amounts owing to it under any of its agreements with MI PLC, including principal, interest, costs and expenses, and costs of enforcement or attempted enforcement of this or any other agreement among or between MI Corp. and MI PLC or any endorsers or guarantors.

Return of Collateral. Upon payment in full and performance of all Obligations secured hereby, all Collateral and Assets not previously foreclosed may be returned by MI Corp. to MI PLC, and all rights and securities pertaining thereto shall immediately cease.

Continuity and Termination. This Agreement shall become effective immediately and remain in effect so long as any Obligation of MI PLC to MI Corp. is outstanding and unpaid, provided that the security interests hereunder shall continue in full force and effect and are non-cancelable by MI PLC prior to the termination of this Agreement. The Agreement may be terminated by MI PLC upon actual delivery of written notice to MI Corp. of such intention, and payment in full of all then existing Obligations secured hereby; provided, however, that such notice and payment shall in no way affect, and this Agreement shall remain fully operative with respect to, any Obligations, or commitments which may become Obligations, entered into between MI PLC and MI Corp. prior to receipt of such notice or payment, whichever is later.

Other Documents. The Obligations secured by this Agreement are or shall be evidenced by notes, guaranties, or other documents which are separate agreements and may be negotiated by MI Corp. without releasing MI PLC, Collateral or any guarantor or co-maker. This Agreement specifically incorporates by reference all of the language and provisions of such notes, guaranties or other documents. MI PLC consents to any extension of time of payment of any Obligations. If there is more than one guarantor or co-maker of this Agreement or of the notes or other agreements secured hereby, the obligation of all shall be primary, joint and several.

Remedies Cumulative. All rights, remedies and powers of MI Corp. hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of MI Corp. whether in or by any other instruments or any laws, including but not limited to the Uniform Commercial Code, now existing or hereafter enacted.

Loans and Advances. Nothing contained herein shall be construed as obligating MI Corp. to make any particular loan or advance to MI PLC, and MI PLC is not relying upon MI Corp. to make or continue to make advances for any purpose whatsoever. All such loans or advances remain within the discretion of MI Corp..

Non-Waiver. Any indulgence or delay on the part of MI Corp. in exercising any power, privilege or right hereunder or under any other agreement executed by MI PLC to MI Corp. in connection herewith shall not operate as a waiver thereof. No single or partial exercise of any power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right.

Governing Law; Severability. This Security Agreement shall be construed and governed by the laws of the State of Maryland. If any part of this Security Agreement shall be adjudged invalid or unenforceable as of any term of court, then such partial invalidity or unenforceability shall not cause the remainder of this Agreement to be or become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications, it is agreed that said provision shall remain in effect in all valid or enforceable applications that are severable from the invalid or unenforceable application or applications.

Litigation. In the event of any litigation with respect to this Agreement, the promissory note(s) or other agreements secured hereby, the Collateral, or any other document or agreement applicable thereto, MI PLC waives the right to a trial by jury and the defenses of statute of limitations). MI PLC consents to the jurisdiction and venue of the courts of the State of Maryland, agrees that any proceedings enforcing or construing this Agreement may be brought in any State or Federal Court in Maryland, agrees that MI PLC is subject to service of process under Section 6-103 of the Courts and Judicial Proceedings Article of the Maryland Code, and agrees to accept such service as is authorized by such statute and prescribed in the Maryland Rules of Procedure.

Construction. The captions are inserted only as a matter of convenience and for reference and in no way define, limit, describe the scope of this Agreement nor the intent of any provision thereof. The use of singular herein may also refer to the plural, and vice versa, and the use of the neuter or any gender shall be applicable to any other gender or the neuter.

Assignment. Neither of the parties shall be bound by anything not expressed in writing. This Agreement shall enure to and be binding upon the heirs, personal representatives, successors, and assigns of MI PLC and MI Corp., and the terms "MI PLC" and "MI Corp." shall include and mean, respectively, the successors and assigns of MI PLC and MI Corp..

Reasonable Notice. In connection with notices given it is agreed in all instances that fifteen (15) business days notice is reasonable notice. Notice shall be deemed given when delivered personally, by facsimile, or commercial delivery service.

In witness hereof, our hands and seals this _____ day of ____________, 1997:

Witness or Attest                           Micro-Integration Corp. PLC
                                            Interleuvenlaan 64
                                            3001 Leuven, Belgium


                                            By:
----------------------------                   --------------------------------

                                               Gabor Weiner
                                               Managing Director

                                            By:
----------------------------                   --------------------------------
                                               Director

                                    Exhibit D
                                Personal Guaranty

     The undersigned have requested MI Corp. to make credits to MI PLC, and to permit the creation of such liabilities.

     In consideration of the making of such credits as have been or may hereafter be made to or for MI PLC and of the permitting of the creation of such liabilities of MI PLC, the undersigned, intending to be legally bound hereby, do hereby, jointly and severally, guarantee to MI Corp. unconditionally at all times, the punctual payment by MI PLC of the first One-Hundred Ninety Thousand dollars ($190,000) in principal and interest payments (the "Guaranteed Amount") due under the two Notes of like date, one with a principal amount of $70,000 and one with a principal amount of $356,000.

     This guaranty shall be a continuing one and shall bind the undersigned and their respective successors, heirs, executors and administrators, irrespective of the lack of any advance notice or consent of the undersigned, for their obligations hereunder, and such obligations shall not be impaired in any manner whatsoever.

     The liability of MI PLC and each of the undersigned shall be joint and several for the Guaranteed Amount.

     Notice of acceptance and all other notices that would or might otherwise be necessary or proper in connection herewith are hereby expressly waived.

     This Guaranty shall not be terminable by any of the undersigned until such time as One-Hundred Ninty Thousand dollars ($190,000) has been paid by MI PLC to MI Corp. under the terms of the Notes, at which time this Guaranty automatically terminates.

         Up to the limit of the Guaranteed Amount, the undersigned shall reimburse MI Corp. on demand for all expenses, including, but not limited to, reasonable attorneys' and paralegals' fees, incurred by MI Corp. in the enforcement or attempted enforcement of any of MI Corp.'s rights hereunder against MI PLC or any of the undersigned; all expenses incurred by MI Corp. in connection with the enforcement of all collateral obligations supporting the Notes (including expenses of collection against the debtors of MI PLC); and any sums paid by MI Corp. to any third parties, including creditors' committees, in connection with the obligations of MI PLC to MI Corp. If MI PLC shall default in the performance of any of MI PLC's obligations to MI Corp., and if any third party (other than the undersigned) makes any payment to MI Corp. with respect thereto, such third party shall, to the extent thereof, and after all obligations of MI PLC to MI Corp. have been paid, be subrogated to any of MI Corp.'s rights against the undersigned hereunder. In addition to any security interest in any property which may be granted to MI Corp. under any other agreement by and between the parties, MI Corp. is granted (a) a security interest in all moneys of the undersigned or any of them except for the Group Insurance of Weiner with the company A.G.; and (b) a security interest in all securities and other instruments of the undersigned or any of them except for the Group Insurance of Weiner with the company A.G.; and (c) a security interest in real property owned by the undersigned except for Weiner's house in Rixensart, Belgium., with rights of foreclosure as set forth in the Uniform Commercial Code. Upon request of MI Corp., any indebtedness of MI PLC to MI Corp. shall be collected, enforced and received by undersigned as trustee for MI Corp. and paid over to MI Corp. on account of the liability of MI PLC to MI Corp., but without releasing undersigned with respect to any balance due MI Corp. as provided herein.

     Power of attorney to confess judgment: The undersigned hereby authorize any attorney or clerk of any court to appear for them or any of them in term, time or vacation, at any time after default by MI PLC with respect to any of its obligations to MI Corp. (or any violation of the terms of this Guaranty) and confess judgment without process in favor of MI Corp., against the undersigned, or any of them, for such amount as may appear to be owing and unpaid hereunder, together with all costs and attorneys' fees for collection, and hereby waive all rights to stay of execution and exemption under any applicable law. The provisions of this paragraph pertaining to power to confess judgment shall not be exhausted by a single use thereof, but shall continue to be legally effective in subsequent uses thereof.

     This Guaranty shall be deemed to have been made in the State of Maryland, and shall be interpreted in accordance with the laws of the State of Maryland. As part of the consideration, the undersigned agree that any and all actions or proceedings arising directly or indirectly form this Guaranty shall, at MI Corp.'s option, be litigated in courts situated within the State of Maryland, and the undersigned consent to the jurisdiction of any State or Federal Court located within the State of Maryland, and agree that they are subject to service of process under Section 6-103 of the Courts and Judicial Proceedings Article of the Maryland Code, and further agree to accept such service as is authorized by that statute and prescribed in the Maryland Rules of Procedure.

     If any part of this Guaranty shall be adjudged invalid or not enforceable as of any term of court, then such partial invalidity or unenforceability shall not cause the remainder of this Guaranty to be or to become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications, the parties hereto agree that said provisions shall remain in effect in all valid or enforceable applications that are severable from the invalid or unenforceable application or applications.

     None of the terms and provisions of this Guaranty shall be waived, altered or amended except by writing duly signed by an appropriate officer of MI Corp. and by the undersigned. The use of singular herein may also refer to the plural, and vice versa, and the use of the neuter or any gender shall be applicable to any other gender or the neuter. This Guaranty is intended to be a contract of suretyship.

     Each of the undersigned acknowledge that the persons signing this Guaranty are all of the persons who are intended to have signed, and that no other signers are relied upon by the undersigned.

In witness hereof, our hands and seals this _____ day of ____________, 1997:

Witness or Attest                           Gabor Weiner

                                            By:
-----------------------------                  -------------------------------
                                               Brenda Brooke

                                            By:
-----------------------------                  -------------------------------

Exhibit E. Revolving Credit Terms

Up to $75,000 credit for purchase of MI Products..

60-day payment terms.

The PLC will issue and provide proof of bank instructions to meet the 60-day terms within 15 days of presentation of shipping documents for each order.




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